Offer to Exchange
Each Outstanding Share of Common Stock

of

Web Street, Inc.

for

0.1864 Share of Common Stock of

E*TRADE Group, Inc.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, JUNE 29, 2001, UNLESS THE OFFER IS EXTENDED.

June 4, 2001

To Our Clients:

          Enclosed for your consideration are the Prospectus, dated June 4, 2001 (the “Prospectus”), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”) in connection with the offer by Opus Acquisition Corp. (“Purchaser”), a Delaware corporation and a wholly-owned subsidiary of E*TRADE Group, Inc., a Delaware corporation (“E*TRADE”), to exchange 0.1864 share of E*TRADE common stock, par value $0.01 per share (the “E*TRADE Common Shares”) for each outstanding share of common stock, par value $0.01 per share (the “Web Street Shares”), of Web Street, Inc., a Delaware corporation (“Web Street”). The Offer is being made in connection with the Agreement and Plan of Merger dated as of May 20, 2001 (the “Merger Agreement”) among E*TRADE, Purchaser and Web Street. The Merger Agreement provides, among other things, that following the completion of the Offer and the satisfaction or waiver, if permissible, of all conditions set forth in the Merger Agreement and in accordance with the Delaware General Corporation Law, Purchaser will be merged with and into Web Street (the “Merger”), with Web Street surviving the Merger as a wholly owned subsidiary of E*TRADE.

          WE ARE THE HOLDER OF RECORD (DIRECTLY OR INDIRECTLY) OF WEB STREET SHARES HELD FOR YOUR ACCOUNT. A TENDER OF SUCH WEB STREET SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER WEB STREET SHARES HELD BY US FOR YOUR ACCOUNT.

          We request instructions as to whether you wish us to tender any or all of the Web Street Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

          Your attention is invited to the following:

1. The consideration per Web Street Share is 0.1864 E*TRADE Common Share.

2. The Offer is being made for all outstanding Web Street Shares.

3. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Friday, June 29, 2001, unless the Offer is extended.

4. The Offer is subject to various conditions set forth in the Prospectus, which you should review in detail.

          5. The Web Street board of directors by unanimous vote (1) determined that the Offer, the Merger and the Merger Agreement are fair to, and in the best interests of, the Web Street stockholders, (2) approved the Merger, the Offer and the Merger Agreement and (3) recommends that Web Street stockholders accept the Offer and tender their Web Street Shares pursuant thereto.

          6. Stockholders who fail to complete and sign the Substitute Form W-9 may be subject to a required federal backup withholding tax of 31% of the cash payable to such stockholder or other payee for fractional shares pursuant to the Offer.

          Except as disclosed in the Prospectus, neither E*TRADE nor Purchaser is aware of any state in which the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute.

          If you wish to have us tender any or all of your Web Street Shares, please so instruct us by completing, executing and returning to us the instruction form set forth on the reverse side of this letter. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Web Street Shares, all such Web Street Shares will be tendered unless otherwise specified on the reverse side of this letter. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN SUFFICIENT TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

Instructions With Respect to the

Offer to Exchange

All Outstanding Shares of Common Stock

of

Web Street, Inc.

for

Shares of Common Stock

of

E*TRADE Group, Inc.

          The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus dated June 4, 2001 (the “Prospectus”) and the related Letter of Transmittal in connection with the offer by Opus Acquisition Corp., a Delaware corporation, to exchange 0.1864 share of E*TRADE Group, Inc. common stock, par value $0.01 per share, for each outstanding share of common stock, par value $0.01 per share (the “Web Street Shares”), of Web Street Inc., a Delaware corporation.

          This will instruct you to tender the number of Web Street Shares indicated below (or if no number is indicated below, all Web Street Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Account Number:

Number of Web Street Shares to be Tendered:*                 Shares

Dated:                                    , 2001

Signature(s)

Print Name(s)

Address(es)

Area Code and Telephone Number

Tax Identification or Social Security Number(s)

*	Unless otherwise indicated, it will be assumed that all Web Street Shares held by us for your account are to be tendered.

PLEASE RETURN THIS FORM TO THE BROKERAGE

FIRM MAINTAINING YOUR ACCOUNT